Calculation of Filing Fee Tables
S-1
Exyn Technologies, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	Other	3,658,564	$ 6.17	$ 22,573,339.88	0.0001381	$ 3,117.38
Fees to be Paid	2	Equity	Warrants to purchase one share of Common Stock	Other	189,753	$ 9.69	$ 1,838,706.57	0.0001381	$ 253.93
Fees to be Paid	3	Equity	Common Stock underlying Warrants	Other	189,753	$ 9.69	$ 1,838,706.57	0.0001381	$ 253.93
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 26,250,753.02		$ 3,625.24
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,625.24
Offering Note
[1]	Note 1.a. Represents 3,658,564 shares of Common Stock, $0.0001 par value per share (the "Common Stock"). Note 1.b. Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act, based on the average of the high and low prices of the Common Stock on The Nasdaq Capital Market on June 24, 2026.

[2]	Note 2.a. Represents warrants to purchase up to 189,753 shares of Common Stock (the "Warrants"). Note 2.b. Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, based on the exercise price applicable to shares of Common Stock issuable upon the exercise of the Warrants.

[3]	Represents 189,753 shares of Common Stock issuable upon exercise of the Warrants. See offering note 2.b.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date